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                                                                    Exhibit 2.2

                               AMENDMENT AGREEMENT


between

         Equidyne Systems, Inc  (`ESI')

and

         HNS International Inc.  (`HNS')


together, the `Parties'


WHEREAS, the Parties have entered into an Asset Purchase Agreement dated December 8, 2003 (the `Agreement');

AND, the Parties wish to amend the Agreement;


It is hereby agreed that the date in Section 2 (a) (ii) of the Agreement will be changed from "December 31, 2003" to "January 6, 2004".


Agreed as of December 12, 2003.



/s/ Jim Fukushima
---------------------------
HNS International, Inc.



/s/ Michael Smith
---------------------------
Equidyne Systems, Inc.